UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3106065900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 4, 2012, the operating partnership of Griffin Capital Net Lease REIT, Inc. (the “Registrant”) and certain of the operating partnership’s wholly-owned, property-owning special purpose entities entered into that certain Joinder Agreement (the “Joinder Agreement”) with KeyBank, National Association (“KeyBank”) and Union Bank, N.A. (the “Subsequent Lender”), pursuant to which the Subsequent Lender agreed to become a lender party to the revised revolving credit facility by and between the Registrant’s operating partnership and a syndicate of lenders whose lead administrative agent is KeyBank (the “Restated KeyBank Credit Agreement”), and agreed to provide a financing commitment of up to $25 million. Pursuant to the Joinder Agreement, the total commitment under the Restated KeyBank Credit Agreement has now increased to an aggregate of $175 million. The additional commitment provided by the Subsequent Lender is governed by and subject to the terms and conditions of the Restated KeyBank Credit Agreement. The Restated KeyBank Credit Agreement currently has an available balance of approximately $59.6 million.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Note dated December 4, 2012 issued to Union Bank, N.A.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Net Lease REIT, Inc.

Date: December 6, 2012	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer